Exhibit 23.3

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter dated June 16, 2004, as Annex B to, and the reference thereto under the captions “Summary—The Merger—Opinion of IMCO’s Financial Advisor,” “The Merger—Background of the Merger,” “The Merger—IMCO’s Reasons for the Merger,” and “The Merger—Opinion of Citigroup Global Markets Inc., Financial Advisor to IMCO” in, the Joint Proxy Statement/Prospectus of IMCO Recycling Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 dated July 21, 2004 of IMCO Recycling Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ MARY E. AMOR
Name: Mary E. Amor
Title: Managing Director

New York, New York

July 21, 2004